      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1998


                                                      REGISTRATION NO. 333-51007
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                                NETGRAVITY, INC.

             (Exact name of Registrant as specified in its charter)

           DELAWARE                          7372                  77-0410283
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                                NETGRAVITY, INC.
                       1700 S. AMPHLETT BLVD., SUITE 350
                              SAN MATEO, CA 94402
                                 (650) 655-4777
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

                                 JOHN W. DANNER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                NETGRAVITY, INC.
                       1700 S. AMPHLETT BLVD., SUITE 350
                              SAN MATEO, CA 94402
                                 (650) 655-4777
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------

                                   COPIES TO:

        LARRY W. SONSINI, ESQ.                    SCOTT C. DETTMER, ESQ.
      JAMES N. STRAWBRIDGE, ESQ.                  CARLA S. NEWELL, ESQ.
        JON C. GONZALES, ESQ.                 WILLIAM E. GROWNEY, JR., ESQ.
    CHRISTOPHER G. NICHOLSON, ESQ.               KIRIL DOBROVOLSKY, ESQ.
   WILSON SONSINI GOODRICH & ROSATI        GUNDERSON DETTMER STOUGH VILLENEUVE
       PROFESSIONAL CORPORATION                 FRANKLIN & HACHIGIAN, LLP
          650 PAGE MILL ROAD                      155 CONSTITUTION AVE.
         PALO ALTO, CA 94304                       MENLO PARK, CA 94025
            (650) 493-9300                            (650) 321-2400

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                                ----------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                                ----------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


    The sole purpose of this Amendment No. 4 is to file Exhibit No. 16.1 (Letter from Ernst & Young LLP regarding change in certified accountants). No changes have been made to the text of the Registration Statement other than to Item 16 (Exhibits and Financial Statement Schedules) of Part II.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


    (a) The following exhibits are attached hereto and incorporated herein by reference.


 +1.1  Form of Underwriting Agreement.

 +3.1  Amended and Restated Certificate of Incorporation of the Registrant.

 +3.2  Form of Certificate of Amendment to Amended and Restated Certificate of
         Incorporation.

 +3.3  Amended and Restated Bylaws of the Registrant.

 +4.1 Specimen certificate representing shares of Common Stock of the Registrant.

 +4.2  Second Amended and Restated Registration and Information Rights Agreement.

 +5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

+10.1  Form of Indemnification Agreement for Directors and Officers of the
         Registrant.

+10.2  1995 Stock Option Plan.

+10.3 1998 Stock Option Plan, together with form of Stock Option Agreement and form of Stock Issuance Agreement.

+10.4  1998 Employee Stock Purchase Plan.

+10.5  1998 Director Option Plan.

+10.6  Lease dated September 29, 1995 for the Registrant's headquarters in San
         Mateo, CA.

+10.7  Lease dated March 2, 1998 for the Registrant's offices in New York, NY.

+10.8  Employment and Severance Agreement dated March 31, 1998 by and between the
         Registrant and Stephen E. Recht.

+10.9  Professional Services Agreement dated March 27, 1997 by and between the
         Registrant and Protege Software (Holdings) Limited as amended by
         Amendment dated May 13, 1998.

+10.10 Common Stock Repurchase Agreement and Clarification of Founder's Stock
         Purchase Agreement dated March 12, 1997 by and between the Registrant and John W. Danner.

+10.11 Common Stock Repurchase Agreement and Clarification of Founder's Stock
         Purchase Agreement dated March 12, 1997 by and between the Registrant and Thomas A. Shields.

+10.12 Employment Agreement dated April 22, 1998 by and between the Registrant and Susan Atherton.

+10.13 401(k) Plan.

+10.14 Employment Agreement dated May 12, 1998 by and between the Registrant and
         Jitendra Valera.

+10.15 Consultant and Representative Agreement dated June 1, 1998 by and between the Registrant and Asia Pacific Ventures Co.

+10.16 Single User License Agreement by and between the Registrant and Rogue Wave
         Software, Inc.

+11.1 Statement Regarding Computation of Earnings Per Share (contained in Note 1 of the Notes to Financial Statements).

 16.1  Letter from Ernst & Young LLP regarding change in certified accountants.

+21.1  List of Subsidiaries of the Registrant.

+23.1  Consent of Independent Auditors.

+23.2  Consent of Counsel (included in Exhibit 5.1).

+24.1  Power of Attorney.

+27.1  Financial Data Schedule (Fiscal 1997).

+27.2  Financial Data Schedule (First Quarter 1998).


---------


+   Previously filed.


    (b) Financial Statement Schedules


    Schedules not listed above have been omitted because the information required to be set forth therein is not, applicable or is shown in the financial statements or notes thereto.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 3rd day of June, 1998.


                                NETGRAVITY, INC.

                                By:             /s/ STEPHEN E. RECHT
                                     -----------------------------------------
                                                  Stephen E. Recht
                                              CHIEF FINANCIAL OFFICER
                                                   AND SECRETARY


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
       JOHN W. DANNER*            Chief Executive Officer
------------------------------    (principal executive         June 3, 1998
        John W. Danner            officer)

                                Chief Financial Officer
     /s/ STEPHEN E. RECHT         and Secretary (principal
------------------------------    financial and accounting     June 3, 1998
       Stephen E. Recht           officer)

      JOHN D. D. KOHLER*
------------------------------  Director                       June 3, 1998
      John D. D. Kohler

     JONATHAN D. LAZARUS*
------------------------------  Director                       June 3, 1998
     Jonathan D. Lazarus

     ALEXANDER R. SLUSKY*
------------------------------  Director                       June 3, 1998
     Alexander R. Slusky

*By: /s/ STEPHEN E. RECHT
      -----------------------------
      Stephen E. Recht
      ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT
NUMBER
------
 +1.1  Form of Underwriting Agreement.
 +3.1  Amended and Restated Certificate of Incorporation of the Registrant.
 +3.2  Form of Certificate of Amendment to Amended and Restated Certificate of
         Incorporation.
 +3.3  Amended and Restated Bylaws of the Registrant.
 +4.1  Specimen certificate representing shares of Common Stock of the
         Registrant.
 +4.2  Second Amended and Restated Registration and Information Rights Agreement.
 +5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
+10.1  Form of Indemnification Agreement for Directors and Officers of the
         Registrant.
+10.2  1995 Stock Option Plan.
+10.3  1998 Stock Option Plan, together with form of Stock Option Agreement and form of Stock Issuance Agreement.
+10.4  1998 Employee Stock Purchase Plan.
+10.5  1998 Director Option Plan.
+10.6  Lease dated September 29, 1995 for the Registrant's headquarters in San
         Mateo, CA.
+10.7  Lease dated March 2, 1998 for the Registrant's offices in New York, NY.
+10.8  Employment and Severance Agreement dated March 31, 1998 by and between the
         Registrant and Stephen E. Recht.
+10.9  Professional Services Agreement dated March 27, 1997 by and between the
         Registrant and Protege Software (Holdings) Limited as amended by
         Amendment dated May 13, 1998.
+10.10 Common Stock Repurchase Agreement and Clarification of Founder's Stock
         Purchase Agreement dated March 12, 1997 by and between the Registrant and John W. Danner.
+10.11 Common Stock Repurchase Agreement and Clarification of Founder's Stock
         Purchase Agreement dated March 12, 1997 by and between the Registrant and Thomas A. Shields.
+10.12 Employment Agreement dated April 22, 1998 by and between the Registrant and Susan Atherton.
+10.13 401(k) Plan.
+10.14 Employment Agreement dated May 12, 1998 by and between the Registrant and
         Jitendra Valera.
+10.15 Consultant and Representative Agreement dated June 1, 1998 by and between the Registrant and Asia Pacific Ventures Co.
+10.16 Single User License Agreement by and between the Registrant and Rogue Wave
         Software, Inc.
+11.1  Statement Regarding Computation of Earnings Per Share (contained in Note 1 of the Notes to Financial Statements).
 16.1  Letter from Ernst & Young LLP regarding change in certified accountants.
+21.1  List of Subsidiaries of the Registrant.
+23.1  Consent of Independent Auditors.
+23.2  Consent of Counsel (included in Exhibit 5.1).
+24.1  Power of Attorney.
+27.1  Financial Data Schedule (Fiscal 1997).
+27.2  Financial Data Schedule (First Quarter 1998).


---------


+   Previously filed.